UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2024

Ultimate Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-056358	92-3764731
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2-18-23, Nishiwaseda Shinjuku-Ku, Tokyo, Japan	162-0051
(address of principal executive offices)	(zip code)

+81-3-6670-1692
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 “We”, “Us”, “Our”, “UHGI” and or “The Company” refer to Ultimate Holdings Group, Inc.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accountant

On May 3, 2024, the Board of Directors of Ultimate Holdings Group, Inc. (or the “Company”) approved the dismissal of BF Borgers CPA PC (“BF Borgers”) as the Company’s independent registered public accounting firm.

The reports of BF Borgers on the Company’s financial statements for the fiscal years ended July 31, 2023 and July 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the fiscal years ended July 31, 2023 and July 31, 2022, and through the date of termination, May 3, 2024, there were no “disagreements” with BF Borgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BF Borgers would have caused BF Borgers to make reference thereto in its reports on the financial statement for such years. During the fiscal years ended July 31, 2023 and July 31, 2022, and through May 3, 2024, there have been no “reportable events” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Registration S-K), except for the identified material weaknesses in its internal control over financial reporting as disclosed in the Company’s Annual Report.

The Company provided BF Borgers with a copy of the disclosure made herein in response to Item 304(a) of Regulation S-K. In the event BF Borgers does not furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BF Borgers agrees with the statements made by the Company in this report, no further action is required due to the fact that BF Borgers is not currently permitted to appear or practice before the Commission as noted in Staff Statement on Issuer Disclosure and Reporting Obligations in Light of Rule 102(e) Order against BF Borgers CPA PC, which was disseminated by the SEC this date.

(b)	Engagement of New Independent Registered Public Accountant

On June 2, 2024, the Board of Directors approved the engagement of MaloneBailey, LLP (PCAOB ID: 206) as the Company’s independent registered public accounting firm. MaloneBailey, LLP will audit the Company’s financial information for the fiscal years ended July 31, 2023 and July 31, 2024, will review all applicable interim periods and will continue to serve as the Company’s PCAOB auditor on an ongoing basis.

During the fiscal years ended July 31, 2023, and July 31, 2022, and the subsequent interim period through June 2, 2024, neither the Company nor anyone on its behalf consulted with MaloneBailey, LLP regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that MaloneBailey, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultimate Holdings Group, Inc.

Dated: June 7, 2024	/s/ Ryohei Uetaki
Ryohei Uetaki Chief Executive Officer